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                                                                    Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 3, 2000, February 11, 1998 and January 30, 1998, relating to the financial statements of ENVOY Corporation, Professional Office Services, Inc. and XpiData, Inc., respectively, included in WebMD Corporation's Current Report on Form 8-K and to all references to our Firm included in this registration statement.


                                                        /s/ ARTHUR ANDERSEN LLP

Nashville, Tennessee
October 2, 2000